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                                                                   EXHIBIT 23.2




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Registration Statement (Form S-3), which Registration Statement is incorporated by reference in this Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, of Young Broadcasting Inc., of our report dated February 13, 1996, except for Note 6 as to which the date is March 12, 1996, relating to the financial statements of KWQC-TV, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                        /s/ McGLADREY & PULLEN, LLP


New Haven, Connecticut
September 30, 1996